Consent of Independent Registered
Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-140212) on Form S-1 of GVI Security Solutions, Inc. of our report dated March 30, 2006 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Mercadien, P.C.
Certified Public Accountants

Mercadien, P.C. Certified Public Accountants
Hamilton, New Jersey
December 17, 2007